Exhibit 1.2

SELLING STOCKHOLDER AGREEMENT

This SELLING STOCKHOLDER AGREEMENT (this “Agreement”) is made as of May 7, 2007 between and among Kelly Services, Inc., a Delaware corporation (the “Company”), and the selling stockholders named on the signature page of this Agreement (collectively, the “Selling Stockholders”).

The Company, the Selling Stockholders and Goldman, Sachs & Co., as representative of the several underwriters named therein (collectively, the “Underwriters”), are parties to an Underwriting Agreement dated as of May 7, 2007 (the “Underwriting Agreement”) relating to the offer and sale by the Selling Stockholders of shares of the Company’s Class A Common Stock. Except as otherwise defined in this Agreement, capitalized terms used herein without definition have the respective meanings provided in the Underwriting Agreement.

The Company and the Selling Stockholders have entered into this Agreement for purpose of evidencing certain agreements and understandings between them in connection with the transactions contemplated by the Underwriting Agreement.

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.        Representations, Warranties and Covenants of the Company. The Company represents and warrants to each of the Selling Stockholders that the representations and warranties of the Company set forth in Section 1(a) of the Underwriting Agreement are true and correct as of the date of this Agreement and will be true and correct as of each Time of Delivery, unless written notice of any exceptions to such representations and warranties is given by the Company to the Selling Stockholders prior to the date of the applicable Time of Delivery. The Company covenants and agrees with the Selling Stockholders that it will perform and comply with its covenants set forth in Section 1(a) of the Underwriting Agreement.

Section 2.        Representations, Warranties and Covenants of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to the Company that the representations and warranties of the Selling Stockholders set forth in Section 1(b) of the Underwriting Agreement are true and correct as to such Selling Stockholder as of the date of this Agreement and will be true and correct as to such Selling Stockholder as of each Time of Delivery, unless written notice of any exceptions to such representations and warranties is given by such Selling Stockholder to the Company prior to the date of the applicable Time of Delivery. Each of the Selling Stockholders, severally and not jointly, covenants and agrees with the Company that it will perform and comply with its covenants set forth in Section 1(b) of the Underwriting Agreement.

Section 3.        Expenses. Each of the Selling Stockholders agrees to reimburse the Company for its pro rata share (based on the number of shares of the Company’s Class A Common Stock sold by each Selling Stockholder) of all out-of-pocket costs and expenses, including professional fees and expenses, incurred by the Company in connection with the offering of shares of the Company’s Class A Common Stock pursuant to the Underwriting Agreement. The Selling Stockholders agree to reimburse the foregoing costs and expenses within 30 days after the date the related invoices are provided to the Selling Stockholders by the Company. The Company agrees that it will not be entitled to reimbursement for the time spent by its officers and employees (including its internal legal and accounting staff) in connection with the foregoing offering transaction.

Section 4.        Indemnification.

(a)      The Company will indemnify and hold harmless each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder may become subject, under the Act or otherwise, including pursuant to the indemnification and contribution provisions set forth in Section 9 of the Underwriting Agreement, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Selling Stockholder for any legal or other expenses reasonably incurred by such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein, or by any Selling Stockholder expressly for use in preparation of the disclosures therein pursuant to Item 7 of Form S-3.

(b)      Each Selling Stockholder will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, including pursuant to the indemnification and contributions provisions set forth in Section 9 of the Underwriting Agreement, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholders expressly for use in preparation of the disclosures therein pursuant to Item 7 of Form S-3; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. Notwithstanding the foregoing (i) the liability of any Joint and Several Selling Stockholder pursuant to this Section 4(b) will not exceed the product of the aggregate number of Securities sold by the Joint and Several Selling Stockholders and the initial public offering price of the Securities as set forth in the Prospectus and (ii) the liability of each Several Selling Stockholder pursuant to this Section 4(b) will not exceed the product of the number of Securities sold by such Several Selling Stockholder and the price to the public per share set forth on the front cover page of the Prospectus.

(c)      Promptly after receipt by an indemnified party under Section 4(a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such Section. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who will not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party will, without the written consent of the indemnifying party (such consent not to be unreasonably withheld) effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim); provided that if the indemnifying party has not responded to a request from the indemnified party for consent to any settlement, compromise or judgment within 30 days of the indemnifying party’s receipt of such request, then the indemnifying party will be liable for such settlement, compromise or judgment effected without its consent.

(d)      If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an indemnified party under Section 4(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company and the Selling Stockholders in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders (pursuant to Item 7 of Form S-3) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 4(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4(d) (i) no Joint and Several Selling Stockholder will be required to contribute an amount in excess of the product of (A) the aggregate number of Securities sold by the Joint and Several Selling Stockholders pursuant to this Agreement and (B) the price to the public per share set forth on the front cover page of the Prospectus and (ii) no Several Selling Stockholder will be required to contribute an amount in excess of the product of (A) the number of Securities sold by such Several Selling Stockholder pursuant to this Agreement and (B) the price to the public per share set forth on the front cover page of the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Several Selling Stockholders’ obligations in this Section 4(d) to contribute are several in proportion to the number of Securities to be sold by each Several Selling Stockholder under this Agreement and not joint. The Joint and Several Selling Stockholders’ obligations in this Section 4(d) to contribute are joint and several in proportion to the aggregate number of Securities to be sold by the Joint and Several Selling Stockholders under this Agreement.

(e)      The obligations of the Company and the Selling Stockholders under this Section 4 will be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and will extend, upon the same terms and conditions, to each person, if any, to each officer and director of the Company, to each trustee of the Selling Stockholders and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

Section 5.        General Provisions.

(a)      All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (i) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (ii) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first business day following such transmission if the date of transmission is not a business day) or (iii) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):

If to the Company:

Kelly Services, Inc.

999 West Big Beaver Road

Troy, Michigan 48084

Attention: Daniel T. Lis

Tel: 248.362.4444

Fax: 248.362.3890

with a copy (which will not constitute notice) to:

Craig A. Roeder

Christopher M. Bartoli

Baker & McKenzie LLP

One Prudential Plaza

130 East Randolph Drive

Chicago, Illinois 60601

Tel: 312.861.3730

Fax: 312.698.2365

If to any Selling Stockholder:

c/o Terence E. Adderley

Kelly Services, Inc.

999 West Big Beaver Road

Troy, Michigan 48084

Tel: 248.362.4444

Fax:

with a copy (which will not constitute notice) to:

Terrence B. Larkin

Bodman LLP

201 West Big Beaver Road

Troy, Michigan 48084

Tel: 248.743.6000

Fax: 248.743.6002

(b)      This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each party to be bound by the amendment and that identifies itself as an amendment to this Agreement.

(c)      The parties may (i) extend the time for performance of any of the obligations or other acts of any other party to this Agreement, (ii) waive any inaccuracies in the representations and warranties of any other party to this Agreement contained in this Agreement or in any certificate, instrument or document delivered pursuant to this Agreement or (iii) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained in this Agreement. Any such extension or waiver by any party to this Agreement will be valid only if set forth in a written document signed on behalf of the party or parties against whom the waiver or extension is to be effective. No extension or waiver will apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any covenant, agreement or condition, as the case may be, other than that which is specified in the written extension or waiver. No failure or delay by any party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy. Any enumeration of a party’s rights and remedies in this Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.

(d)      This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter of this Agreement.

(e)      Except as otherwise expressly provided in this Agreement, each party will bear its respective direct and indirect expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives.

(f)      This Agreement binds and benefits the parties and their respective successors and assigns. No party may assign or delegate performance of its obligations under this Agreement without the prior written consent of the other party. Except to the extent expressly provided in this Agreement, no provision of this Agreement is intended or will be construed to confer upon any Person other than the parties to this Agreement and their respective heirs, successors and permitted assigns any right, remedy or claim under or by reason of this Agreement.

(g)      If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement are not affected or impaired in any way and the parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

(h)      The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its attorney drafted the provision.

(i)      The internal laws of the State of New York (without giving effect to any choice or conflict of law provision or rule (whether of the State of New York any other jurisdiction) that would cause the application of laws of any other jurisdiction) govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement.

(j)      The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that, in addition to any other remedy to which they are entitled at law or in equity, the parties are entitled to seek injunctive relief to prevent breaches of this Agreement and otherwise to enforce specifically the provisions of this Agreement. Each party expressly waives any requirement that any other party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement. The remedies provided in this Agreement are non-exclusive and each of the parties will be entitled to all rights and remedies provided under this Agreement and applicable law in connection with the breach or violation of any representation, warranty, covenant or agreement contained in this Agreement.

(k)      EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY TO THIS AGREEMENT IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

(l)      The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person.

[Signature page follows.]

The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

KELLY SERVICES, INC.

By /s/ William K. Gerber

Its Executive Vice President and Chief Financial Officer

Terence E. Adderley
Revocable Trust A
William R. Kelly Trust for Terence E. Adderley
William R. Kelly Marital Trust
Ellin Joyce Adderley Trust
Janet B. Kelly Trust for Martha Coward Scott
Janet B. Kelly Trust for Judith Coward

By /s/ Terence E. Adderley
Terence E. Adderley
Attorney in Fact acting on behalf of each of the Selling Stockholders